UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	February 21, 2020
(Date of earliest event reported)

BANK OF HAWAII CORP
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)
(888) 643-3888
(Registrant's telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol	Name of each exchange on which registered
Common Stock	$.01 Par Value	BOH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2020, the Human Resources and Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the following actions relative to salary and performance-based bonus awards for the Company’s designated 2020 Named Executive Officers (the “NEOs”):

Named Executive Officer	2019 EIP Award	2020 Base Salary
Peter S. Ho Chairman, CEO, and President	$2,062,500	$860,000
Dean Y. Shigemura Vice Chairman and CFO	$650,000	$435,000
James C. Polk Vice Chairman, Consumer Lending and Deposit Product Group	$600,000	$435,000
Mark A. Rossi Vice Chairman, CAO, General Counsel, and Corporate Secretary	$600,000	$436,000
Mary E. Sellers Vice Chairman, Chief Risk Officer	$650,000	$436,000

The Company follows a pay-for-performance philosophy. Our compensation plans are designed to focus NEOs on goals that align with business strategy, operating performance and shareholder values. In support of our philosophy, performance-based awards pay out only when pre-determined results are achieved. The 2019 cash EIP Awards were determined based on the achievement of pre-established performance measures set by the Committee under the shareholder-approved Company 2014 Stock and Incentive Plan (the “Plan”) and the Executive Incentive Plan (EIP).

The 2020 base salaries of Mr. Rossi and Ms. Sellers remain unchanged from their base salaries approved in 2019. The base salaries of Mr. Ho, Mr. Shigemura, and Mr. Polk will be increased to $860,000, $435,000 and $435,000, respectively commencing on April 1, 2020.

On February 21, 2020, the Committee also awarded Restricted Stock Grants (“RSGs”) to the Company’s 5 NEOs pursuant to the terms of the Plan. The RSGs awarded to the NEOs are shown in the table below:

GRANTEE	RSGs
Peter S. Ho	27,943
Dean Y. Shigemura	7,824
James C. Polk	7,824
Mark A. Rossi	—
Mary E. Sellers	7,824

These performance-based RSGs were made pursuant to individual Restricted Stock Grant Agreements, which provide for cliff vesting to occur after a three-year performance period, 2020, 2021 and 2022, and terminates on the date of certification of achievement of service and financial performance objectives by the Committee. The specified 3 year financial performance criteria are related to the Company’s Return on Equity, and Stock Price to Book Ratio, both weighted at 50%, as compared to designated Peer Group performance as more particularly described in the form Restricted Stock Grant Agreement which is attached hereto as Exhibit 10.1. The three-year performance period and cliff vesting schedule directly tie to the Company’s long-term executive retention and performance goals. This summary of the provisions of the RSG is qualified in its entirety by the actual copy of the form Restricted Stock Grant Agreement.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

10.1 Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2020	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Bank of Hawaii Corporation 2014 Stock and Incentive Plan - Restricted Stock Grant Agreement (Performance Based)